<Page 36>


                        WORLDBID CORPORATION

                        FINANCIAL STATEMENTS

                           APRIL 30, 1999

                                WITH
                INDEPENDENT AUDITOR'S REPORT THEREON




<Page 37>


                    INDEX TO FINANCIAL STATEMENTS
                    -----------------------------

                                                       Page
                                                       ----

Independent Auditor's Report. . . . . . . . . . . . . . 1

Financial Statements:

  Balance Sheet . . . . . . . . . . . . . . . . . . . . 2

  Statement of Operations
    and Accumulated Deficit . . . . . . . . . . . . . . 3

  Statement of Changes in Stockholders' Equity. . . . . 4

  Statement of Cash Flows . . . . . . . . . . . . . . . 5

  Notes to Financial Statements . . . . . . . . . . . . 6-12

Supplemental Statement:

  Statement of Operating Expenses . . . . . . . . . . . 14




<Page 38>


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

To the Board of Directors
Worldbid Corporation

We have audited the accompanying balance sheet of Worldbid Corporation, ("WBC"), a development stage company, as of April 30, 1999 and the related statements of operations and accumulated deficit, changes in stockholders' equity, and statement of cash flows for the period August 10, 1998 (INCEPTION) through April 30, 1999. These financial statements are the responsibility of WBC's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worldbid Corporation as of April 30, 1999, and the results of its operations, changes in stockholders' equity and cash flows for period August 10, 1998 (INCEPTION) through April 30, 1999, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of operating expenses is presented for the purposes of additional analysis and is not a required part of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Sarna & Company
Westlake Village, California
May 7, 1999


<Page 39>


                        WORLDBID CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                           BALANCE SHEET
                           APRIL 30, 1999

                               ASSETS

Current Assets
  Cash                                      $  366,239
                                             ---------
	Total Current Assets                              $  366,239

Property and Equipment
  Web Site                                      30,000
  Software Development                          15,461
  Web Site Development                          14,840
                                              --------
     Net Property and Equipment                             60,301

Other Assets
  Domain Name Registration                          70
  Capitalized Start-up Costs                     3,954
                                              --------
Total Other Assets                                           4,024
                                                        ----------
TOTAL ASSETS							     430,564
                                                        ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable and Accrued Expenses	   $  5,612
                                              -------
  	Total Current Liabilities                         $    5,612

Stockholders' Equity
  Common Stock, $0.001 par value
    100,000,000 shares authorized,
    6,000,000 shares issued                    6,000
  Additional Paid in Capital                 484,000
  Accumulated deficit	                     <65,048>
                                             -------
Total Stockholders' Equity 		                       424,952
                                                           -------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY 				              $  430,564
                                                        ==========

               See Notes to Financial Statements

                                2

<Page 40>

                      WORLDBID CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
          STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE PERIOD AUGUST 10, 1998 (INCEPTION) THROUGH APRIL 30, 1999





Revenues                                      $         0

Operating Expenses                                <65,048>
                                              -----------

Loss Before Provision for                         <65,048>
  Income Taxes

Provision for Income Taxes                             <0>
                                              -----------

Net Loss                                          <65,048>

Deficit, August 10, 1999 (INCEPTION)                   <0>
                                              -----------

Accumulated Deficit, April 30, 1999           $   <65,048>
                                              ===========



Net Loss per Share                            $     <0.01>
                                              ===========


Weighted Average Shares Outstanding             5,025,000
                                              ===========





               See Notes to Financial Statements

                                3

<Page 41>

                       WORLDBID CORPORATION
	            (A DEVELOPMENT STAGE COMPANY)
           STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD AUGUST 10, 1998 (INCEPTION) THROUGH APRIL 30, 1999



                   Common  Stock  Additional  Accumulated  Total
                          Dollar  Paid in     Deficit      Stockholders'
                   Shares Amount  Capital                  Equity

Balances
(INCEPTION)        ----   $ ----  $   ----    $  ----      $ ----
  August 10, 1998

Common Stock
  Issued
  Worldbid.Com
  Web Site
    Acquisition
  February
    2, 1999
  $.01 per
    share     3,000,000	   3,000    27,000	 ----	     30,000

Common Stock
Issued
  First
    Offering
  February
    15, 1999
  $.01 per
    share     2,000,000    2,000    18,000       ----      20,000


Common Stock
Issued
  Second
    Offering
  February
    17,1999
  $.20 per
    share       700,000      700   139,300       ----     140,000


Common Stock
Issued
  Third
    Offering
  March 31,
    1999
  $1.00 per
    share       300,000      300   299,700       ----     300,000


Net Loss
  Period
    Ended
  April 30,
    1999           ----     ----      ----    (65,048)    (65,048)
               --------------------------------------------------


Balances
  April 30,
    1999      6,000,000 $  6,000 $ 484,000  $ (65,048)  $ 424,952
             ====================================================



                 See Notes to Financial Statements

                                4

<Page 42>


                       WORLDBID CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF CASH FLOWS
FOR THE PERIOD AUGUST 10, 1998 (INCEPTION) THROUGH APRIL 30, 1999



Cash Flows from Operating Activities:

   Net Loss                                            $  <65,048>
   Adjustments to Reconcile Net Income to
     Net Cash Provided by Operating Activities
        <Increase> Decrease in:
		 Other Assets                                  <4,024>
         Increase <Decrease> in:
           Accounts Payable and
             Accrued Expenses                               5,612
                                                        ---------

             Net Cash Used by Operating Activities        <63,460>
                                                        =========
Cash Flows from Investing Activities:

   Assets Acquired for Stock			   $ <30,000>
   Software Development Costs                  <15,461>
   Web Site Development Costs                  <14,840>
                                             ---------

     Net Cash Used by Investing Activities               <60,301>

Cash Flows from Financing Activities:

   Net Proceeds from the Issuance of
     Common Stock                              490,000
                                             ---------

     Net Cash Provided by Financing Activities           490,000
                                                       ---------

Net Increase in Cash                                     366,239
Cash at Beginning of Period                                    0
                                                       ---------

Cash at End of Period                                 $ 366,239
                                                       ========

                See Notes to Financial Statements

                                5

<Page 43>


                       WORLDBID CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
	            NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

General
Worldbid Corporation (the "Company" or "WBC") was originally incorporated on August 10, 1998 in the state of Nevada as "Tethercam Systems, Inc.". On January 15, 1999 the Company changed its name to Worldbid Corporation.

The Company is engaged in the acquisition and development of proprietary commercial web sites. WBC plans to earn revenues from advertising generated on these sites and through e-mail that targets potential suppliers. The Company's initial business is transacted through its current Internet web site located at "www.worldbid.com". This site is still in the development stage.

Basis of Presentation
The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Development Stage Company
WBC meets the guidelines of SFAS No. 7 and as such is classified as a development stage company.


                                6

<Page 44>

                         WORLDBID CORPORATION
	              (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED


Pro Forma Compensation Expense
WBC accounts for costs of stock-based compensation in accordance with APB No. 25, "Accounting for Stock Based Compensation" instead of the fair value based method in SFAS No. 123. No stock options have been issued by WBC. Accordingly, no pro forma compensation expense is reported in these financial statements.

Depreciation, Amortization and Capitalization
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Income Taxes
The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.


                                7

<Page 45>

                       WORLDBID CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

Fair Value of Financial Instruments
Financial accounting Standards Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

Per Share Information
The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

Year 2000 Compliance
The Year 2000 issue is the result of computer programs having been written using two digits (rather than four) to define years. Computers or other equipment with date-sensitive software may recognize "00" as 1900 rather than 2000. This could result in system failures or miscalculations. If the Company or significant customers, suppliers or other third parties fail to correct Year 2000 issues, the Company's ability to operate could be affected.

The following disclosure is pursuant to the Year 2000 Readiness and Disclosure Act.

Worldbid's Year 2000 program is designed to minimize the possibility of Year 2000 interruptions. Any such interruption may have a material adverse impact on the Company's future operating results. In 1999, the Company established procedures to identify and assess systems and processes vulnerable to Year 2000 problems. The Company also developed procedures to monitor levels of compliance within its stated goals of compliance.


                                8
<Page 46>


                        WORLDBID CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
              NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

In each area of vulnerability, various testing and readiness methodologies are being used to identify and correct suspect systems, processes or supplier interfaces. The Company projects to meet its Year 2000 compliance goals prior to the end of third quarter 1999.

NOTE 2 - ACQUISITION OF WORLDBID.COM
------------------------------------

On February 2, 1999 the Company acquired the web site "worldbid.com" together with all software, tangible and intellectual assets and rights associated with that site from Databoat International Limited (Databoat). The Company has issued to Databoat a total of 3,000,000 restricted shares of common stock (Databoat Share) pursuant to an acquisition agreement. The Company has also entered into a one year consulting agreement with Databoat's principal stockholder, Mr. Scott Wurtele and On-Line Design, a company owned 100% by him.

The Company and Databoat have agreed that the Databoat Shares will be held in escrow for a period of one year on the terms and conditions of an escrow agreement between the Company, Databoat and Cane & Company, the attorneys for the company (the "Escrow Agreement"). The Databoat Shares will be released to Databoat in accordance with the Escrow Agreement, commencing on the date which is one year from the date of Closing on the following schedule:

	Anniversary of Closing Date		Number of Shares
      ---------------------------         ----------------
		One Year				  300,000 shares
		Two Year				  700,000 shares
		Three Year				1,000,000 shares

In the event that the Company determines prior to the date which is one year from the date of Closing not to pursue development and commercialization of the Worldbid business, the Company will have the option to cause Databoat to deliver all of the Databoat Shares to the Company for cancellation.

						9

<Page 47>

                            WORLDBID CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - ACQUISITION OF WORLDBID.COM - CONTINUED
------------------------------------------------

In the event that the Company exercises its right to cause the Databoat Shares to be delivered to the Company in accordance with the terms and conditions of the Escrow Agreement, Databoat will have the right to acquire the Worldbid web site and related business for a purchase price of $10.00. In the event of delivery of the Databoat Shares to the Company pursuant to the Escrow Agreement and exercise by Databoat of its option to acquire the Worldbid web site and related business, each of the Company and Databoat will have no further liability or obligation to the other.

In the event that, during the one year period commencing on the Closing Date, the Company does not advance towards the Worldbid web site and related business sufficient funds for the Company to complete the expenditures set forth in the Company's business plan ($300,000), as attached to the Acquisition Agreement or in any revised business plan approved by the board of directors of the Company, then Databoat will be entitled to deliver notice to the Company demanding that the Company advance to the Worldbid web site and related business sufficient funds to enable the Company to meet the objectives of the business plan (a "Demand Notice"). Upon receipt of a Demand Notice, the Company will have a period of thirty (30) days in which to provide the required funding to bring the Company current with the expenditures required under the business plan.

The Company has agreed with Databoat pursuant to the Acquisition Agreement that in the event that, during the one year period commencing on the Closing Date, the Company elects not to or fails to provide the necessary funding to the Worldbid business or in the event Mr. Wurtele terminates the Management Consulting Agreement, pursuant to Section 6.3 of the Management
Consulting Agreement as a result of a material breach by the Company, Databoat will have the option to put the Databoat Shares to the Company in exchange for the transfer by the Company to Databoat of the Worldbid web site and related business to Databoat, the Databoat Shares will be released to the Company and each of the Company, Mr. Wurtele and Databoat will have no further liability or obligation to the other.

						10

<Page 48>

                         WORLDBID CORPORATION
                     (A DEVELOPMENT STAGE COMPANY)
                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - ACQUISITION OF WORLDBID.COM - CONTINUED

The Company has also agreed with Databoat pursuant to the Acquisition Agreement that in the event that the shares of the Company or any successor are not listed or quoted for trading on any public trading market, including NASDAQ Small Cap Market, the OTC Bulletin Board or an electronic quotation service, within the date which is eighteen months from the Closing Date, then Databoat will have the right to purchase the Worldbid web site and related business from the Company in consideration for the transfer of the Databoat Shares to the Company. Databoat must give notice of its election within 30 days of the date which is eighteen months from the Closing Date.
Upon receipt of notice of election, the Company will execute and deliver an executed general conveyance of specific business assets to Databoat upon presentation of the Databoat Shares released from escrow. Each party will give joint instruction to the escrow agent as required to deliver the balance of the Databoat Shares to the Company.

NOTE 3 - PROVISION FOR INCOME TAXES

The provision for income taxes for the period ended April 30, 1999 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company currently rents administrative office space under a monthly renewable contract.

Management Consulting Agreement
The Company has entered into a consulting agreement with On-Line Design, a British Columbia company owned 100% by Mr. Wurtele. The Company will pay $5,000 per month for a period of one year expiring February 16, 2000. In exchange for these payments, On-Line Design will provide management and continued development of the Company's business.


						11


<Page 49>

                           WORLDBID CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 - COMMITMENTS AND CONTINGENCIES - CONTINUED

Litigation
The Company is not presently involved in any litigation.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company has entered into a one year consulting agreement (see management consulting agreement), with On-Line Design, a company owned 100% by Mr. Scott Wurtele. Databoat, a major stockholder of WBC, is also controlled 100% by Mr. Scott Wurtele (see Acquisition of Worldbid.Com).


						12


<Page 50>



                        SUPPLEMENTAL STATEMENT



<Page 51>

                        WORLDBID CORPORATION
	              (A DEVELOPMENT STAGE COMPANY)
	             STATEMENT OF OPERATING EXPENSES
    FOR THE PERIOD AUGUST 10, 1998 (INCEPTION) THROUGH APRIL 30, 1999


Operating Expenses

  Accounting                         $  4,870
  Legal Fees				   24,962
  Market Research and Development      29,137
  Office Supplies                         796
  Postage & Delivery                      348
  Telephone                             1,935
  Web Site Management                   3,000
                                     --------

Total Operating Expenses					 $  65,048
                                                       =========




                      See Notes to Financial Statements

                                      14